Exhibit 3.2
AMENDED AND RESTATED
BYLAWS OF
CORPORATE OFFICE PROPERTIES TRUST
(THE “TRUST”)

(as amended and restated effective December 3, 2009, reflecting further amendments on December 13, 2012 and May 11, 2017)

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of the Trust in the State of Maryland shall be located at such place as the Trustees may designate.

Section 2. ADDITIONAL OFFICES. The Trust may have additional offices, including a principal executive office, at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. PLACE. All meetings of shareholders shall be held at the principal office of the Trust or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting.

Section 2. ANNUAL MEETING. An annual meeting of the shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held on the date and at the time and place set by the Trustees.

Section 3. SPECIAL MEETINGS.

(a)    General. Each of the chairman of the board, chief executive officer, president and the Trustees may call a special meeting of the shareholders. Except as provided in subsection (b)(4) of this Section 3, a special meeting of shareholders shall be held on the date and at the time and place set by the chairman of the board, chief executive officer, president or Board of Trustees, whoever has called the meeting. Subject to subsection (b) of this Section 3, a special meeting of shareholders shall also be called by the secretary of the Trust to act on any matter that may properly be considered at a meeting of shareholders upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

(b)    Shareholder-Requested Special Meetings.

(1) Any shareholder of record seeking to have shareholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Trustees to fix a record date to determine the shareholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more shareholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such shareholder (or such agent) and shall set forth the information required by paragraphs (a)(2) and (3) of this Section 13 with respect to a nomination of a candidate for election or re-election to the Board of Trustees (even if an election or re-election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Trustees may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Trustees. If the Board of Trustees, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the secretary.

(2) In order for any shareholder to request a special meeting to act on any matter that may properly be considered at a meeting of shareholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by shareholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such shareholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Trust’s books, of each shareholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of beneficial interest of the Trust which are owned beneficially or of record by each such shareholder, and (iii) the nominee holder for, and number of, shares of beneficial interest of the Trust owned beneficially but not of record by such shareholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within 60 days after the Request Record Date. Any requesting shareholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3) The secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Trust’s proxy materials). The secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (b)(2) of this Section 3, the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(4) (A)    In the case of any special meeting called by the secretary upon the request of shareholders (a “Shareholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Trustees; provided, however, that the date of any Shareholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”), which record date in turn shall be not more than 30 days after the Delivery Date (as defined below); and provided further that if the Board of Trustees fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Trustees fails to designate a place for a Shareholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Trust.

(B)    In fixing a date for any special meeting, the chairman of the board, chief executive officer, president or Board of Trustees may consider such factors as he, she or it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Trustees to call an annual meeting or a special meeting. In the case of any Shareholder Requested Meeting, if the Board of Trustees fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

(5) If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that shareholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting shareholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting shareholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Trust’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) The chairman of the board, chief executive officer, president or Board of Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the secretary until the earlier of (i) five Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Trust that the valid requests received by the secretary represent, as of the Request Record Date, shareholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Trust or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 4. NOTICE. Not less than ten nor more than 90 days before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such shareholder personally, by leaving it at the shareholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the Trust, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions. The Trust may give a single notice to all shareholders who share an address, which single notice shall be effective as to any shareholder at such address, unless a shareholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

The Trust may postpone or cancel a meeting of shareholders by making a “public announcement” (as defined in Section 13(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 5. SCOPE OF NOTICE. Subject to the requirements of Section 13 of this Article II, any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice for such special meeting.

Section 6. ORGANIZATION. Every meeting of shareholders shall be conducted by an individual appointed by the Board of Trustees to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting in the following order: the vice chairman of the board, if there is one, the chief executive officer, the president, the chief operating officer, the chief financial officer, the secretary, or, in the absence of such officers, a chairman chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy. The secretary, or, in the secretary’s absence, an assistant secretary, or, in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Trustees or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides as chairman at a meeting of shareholders, an assistant secretary, or, in the absence of all assistant secretaries, an individual appointed by the Board of Trustees or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the shareholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 7. QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust of the Trust (the “Declaration of Trust”) for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of the shareholders, the chairman of the meeting may adjourn the meeting without specifying a date or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8. VOTING.
(a)    In any election that is an Uncontested Election (as defined below), a nominee for Trustee shall be elected as a Trustee only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee at a meeting of shareholders duly called and at which a quorum is present. In any election other than an Uncontested Election, Trustees shall be elected by a plurality of votes cast at a meeting of shareholders duly called and at which a quorum is present. For purposes hereof, an “Uncontested Election” shall mean an election in which the number of nominees for election to the Board does not exceed the number of Trustees to be elected, determined as of a date that is 14 days in advance of the date the Trust files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission.

(b)    When a quorum is present at any meeting, in an Uncontested Election, any nominee for Trustee who is currently serving on the Board of Trustees who receives a greater number of votes “withheld” from and “against” his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation following certification of the shareholder vote. The Nominating and Corporate Governance Committee of the Board shall consider the resignation offer and recommend to the Board whether to accept the resignation. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board will promptly disclose its decision whether to accept the Trustee’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) on a Current Report on Form 8-K. Any Trustee who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee’s recommendation or the Board’s action regarding whether to accept the resignation offer. However, if each member of the Nominating and Corporate Governance Committee received a Majority Withheld Vote at the same election, then the independent Trustees who did not receive a Majority Withheld Vote shall appoint a committee among themselves to consider the resignation offers and recommend to the Board of Trustees whether to accept them. However, if the only Trustees who did not receive a Majority Withheld Vote in the same election constitute three or fewer Trustees, all Trustees may participate in the action regarding whether to accept the resignation offers.

(c)    A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required herein, by statute or by the Declaration of Trust. Unless otherwise provided in the Declaration of Trust, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

(d)    For purposes of this Section 8, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Section 9. PROXIES. A shareholder may cast the votes entitled to be cast by the holder of the shares owned of record by the shareholder in person or by proxy executed by the shareholder or by the shareholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Trust before or at the meeting. No proxy shall be valid more than eleven months after its date, unless otherwise provided in the proxy.

Section 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the Trust registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, trustee or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or fiduciary may vote shares registered in the name of such person in the capacity of such trustee or fiduciary, either in person or by proxy.

Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Trustees consider necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.

Notwithstanding any other provision contained herein or in the Declaration of Trust or these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition by any person of shares of the Trust. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

Section 11. INSPECTORS. The Trustees or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. The inspectors, if any, shall (i) determine the number of shares of beneficial interest represented at the meeting in person or by proxy and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof..

Section 12. REPORTS TO SHAREHOLDERS.

The chief executive officer, or if there is no chief executive officer in office, the president or some other executive officer designated by the Trustees shall prepare annually a full and correct statement of the affairs of the Trust, which shall include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the shareholders and, within 20 days after the annual meeting of shareholders, placed on file at the principal office of the Trust.

Section 13. NOMINATIONS AND PROPOSALS BY SHAREHOLDERS.

(a)     Annual Meetings of Shareholders.

(1) Nominations of persons for election or re-election to the Board of Trustees (“Nominations”) and the proposal of business to be considered by the shareholders (“Proposals”) may be made at an annual meeting of shareholders (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Trustees or (iii) by any shareholder of the Trust who was a shareholder of record both at the time of giving of notice provided for in this Section 13(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the notice procedures set forth in this Section 13(a).

(2) For a Nomination or a Proposal to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a) (1) of this Section 13, the record holder of shares intending to make the Nomination or Proposal (the “Proponent”) must have given timely notice thereof in writing to the secretary of the Trust and such Nomination or Proposal must otherwise be a proper matter for action by shareholders. To be timely, a shareholder’s notice shall be delivered to the secretary at the principal offices of the Trust not later than 5:00 p.m., Eastern Time, on the 60th day nor earlier than the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, the later of the 60th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made by the Trust. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above.

A Proponent’s notice shall set forth as to each Nomination or Proposal the Proponent proposes to bring before the annual meeting the following information:

(i)
in the case of a Proposal, a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of such Proponent or any Proponent Associated Person (as defined below), individually or in the aggregate, and in the case of a Nomination, the information described in paragraph (a)(3) of this Section 13 (including a completed and signed questionnaire, representation and agreement as required by paragraph (a)(3) of this Section 13);

(ii)
the name and address of the Proponent as it appears on the Trust’s share transfer books, and of the beneficial owners (if any) of the shares registered in the Proponent’s name, and the name and address of any Proponent Associated Person;

(iii)
the class, series and number of shares of the Trust that are, directly or indirectly, beneficially owned, held of record or represented by proxy by the Proponent and by any Proponent Associated Person, and a representation that the Proponent will notify the Trust in writing of the class and number of such shares that are, directly or indirectly, beneficially owned, held of record or represented by proxy by the Proponent and by any Proponent Associated Person promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

(iv)
in the case of a Proposal, any material interest of, and any anticipated benefit to, the Proponent (and of the beneficial owners, if any, of the shares registered in the Proponent’s name) and any Proponent Associated Person in such Proposal;

(v)
a description of any agreement, arrangement or understanding with respect to such Nomination or Proposal, as the case may be, between or among the Proponent and any of its affiliates or associates, and any Proponent Associated Person, and a representation that the Proponent will notify the Trust in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

(vi)
a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proponent’s notice by, or on behalf of, the Proponent (or the beneficial owners, if any, of the shares registered in the Proponent’s name) or any Proponent Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any Proponent Associated Person with respect to securities of (X) the Trust or (Y) any entity that was listed in a peer group in the Compensation Discussion and Analysis of the most recent proxy statement filed by the Trust with the Securities and Exchange Commission (a “Peer Group Company”) and a representation that the Proponent will notify the Trust in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

(vii)
a description of any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Trust), by security holdings or otherwise, of the Proponent, Nominee or any Proponent Associated Person, in the Trust, other than an interest arising from the ownership of shares of the Trust where the Proponent, Nominee or Proponent Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(viii)
the investment strategy or objective, if any, of the Proponent and any Proponent Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in the Proponent and each such Proponent Associated Person;

(ix)
a representation that the Proponent is a holder of record of shares of the Trust entitled to vote at the annual meeting and that the Proponent or the beneficial owner (if any) of the shares registered in the Proponent’s name intends to appear in person or by proxy at the meeting to present such Nomination or Proposal, as the case may be; and

(x)
in the case of a Proposal, a representation that the Proponent or the beneficial owner (if any) of the shares registered in the Proponent’s name intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Trust’s outstanding shares required to approve the Proposal and/or otherwise to solicit proxies from shareholders in support of the Proposal or a representation that the Proponent (or the beneficial owners (if any) of the shares registered in the Proponent’s name) does not intend to do so.

(3) With respect to each person whom the Proponent proposes to nominate for election or re-election as a Trustee (a “Nominee”), the Proponent’s notice shall set forth the following information:

(i)	the name, age, business address and residence address of the Nominee;

(ii)	the principal occupation or employment of the Nominee;

(iii)	the class and number of the shares of the Trust which are owned of beneficially and of record by the Nominee on the date of the Proponent’s notice;

(iv)
include a completed questionnaire signed by such nominee, with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Trust upon written request);

(v)
include a written representation and agreement (in the form provided by the Trust upon written request) that the Nominee (1) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the Nominee, if elected as a Trustee of the Trust, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed therein or (B) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a Trustee of the Trust, with the Nominee’s standard of care under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Trust with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Trustee that has not been disclosed therein, and (3) in such nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance with, if elected as a Trustee of the Trust, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and share ownership and trading policies and guidelines of the Trust; and

(vi)
set forth such other information concerning the Nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of the Nominee as a Trustee in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, under the rules of the Securities and Exchange Commission.

The Trust may require any Nominee to furnish such other information as may reasonably be required by the Trust to determine the eligibility of such proposed Nominee to serve as an independent Trustee of the Trust or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Nominee.

(4) Notwithstanding anything in the second sentence of paragraph (a) (2) of this Section 13 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement by the Trust naming all of the nominees for Trustee or specifying the size of the increased Board of Trustees at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 13(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Trust not later than the close of business on the tenth day following the day on which such public announcement is first made by the Trust.

(b)    Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of persons for election to the Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected (i) by or at the direction of the Board of Trustees or (ii) provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by any shareholder of the Trust who was a shareholder of record both at the time of giving of notice provided for in this Section 13(b) and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 13(b). In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any such shareholder (also a “Proponent”) may nominate a person or persons (as the case may be) for election as a Trustee (also a “Nominee”) as specified in the Trust’s notice of meeting, if the Proponent’s notice containing the information required by paragraphs (a)(2) and (3) of this Section 13 with respect to a Nomination shall be delivered to the Secretary at the principal offices of the Trust not earlier than the 90th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the earlier of the date of the special meeting and or the nominees proposed by the Trustees to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a Proponent’s notice as described above.

(c)    General.

(1) If information submitted pursuant to this Section 13 by any Proponent shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 13. Any Proponent shall notify the Trust of any inaccuracy or change (within two Business Days (as defined below) of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary or the Board of Trustees, any Proponent shall provide, within five Business Days after delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Trustees or any authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 13 and (B) a written update of any information submitted by the Proponent pursuant to this Section 13 as of an earlier date. If a Proponent fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 13.

(2) Only such persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible to serve as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 13 and, if any proposed nomination or business is not in compliance with this Section 13, to declare that such nomination or proposal shall be disregarded.

(3) For purposes of this Section 13, (i) “Proponent Associated Person” of any shareholder shall mean (A) any person acting in concert with, the Proponent, (B) any beneficial owner of shares of beneficial interest of the Trust owned of record or beneficially by such shareholder (other than a shareholder that is a depositary), (C) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Proponent or Proponent Associated Person, and (D) any person known by the Proponent to be supporting the Proponent’s position with respect to the Nomination or the Proposal, as the case may be, on the date of the Proponent’s notice to the Secretary; (ii) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and (iii) “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time.

(4) The requirements of this Section 13 shall apply to any business to be brought before an annual meeting by a shareholder, whether such business is to be included in the Trust’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to shareholders by means of an independently financed proxy solicitation. Notwithstanding the foregoing provisions of this Section 13, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any rights of shareholders to request inclusion of proposals in, or the right of the Trust to omit a proposal from, the Trust’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Nothing in this Section 13 shall require disclosure of revocable proxies received by the Proponent or any Proponent Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by the Proponent or any Proponent Associated Person under Section 14(a) of the Exchange Act.

Section 14. INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of a meeting of shareholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the shareholders.

Section 15. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

Section 16. DEFINITION OF BUSINESS DAY. For purposes of this Article II, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Maryland are authorized or obligated by law or executive order to close.

ARTICLE III

TRUSTEES

Section 1. GENERAL POWERS; QUALIFICATIONS; TRUSTEES HOLDING OVER. The business and affairs of the Board of Trust shall be managed under the direction of its Trustees. A Trustee shall be an individual at least 21 years of age who is not under legal disability. In case of failure to elect Trustees at an annual meeting of the shareholders, the Trustees holding over shall continue to direct the management of the business and affairs of the Trust until their successors are elected and qualify.

Section 2. NUMBER. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of Trustees. The tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees. At each annual meeting of shareholders, Trustees elected to succeed those Trustees whose terms expire shall be elected for a term of office to expire at the next succeeding annual meeting of shareholders after their election.

Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. In the event such annual meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Trustees. The Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Trustees without other notice than such resolution.

Section 4. SPECIAL MEETINGS. Special meetings of the Trustees may be called by or at the request of the chairman of the board, the chief executive officer, the president or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Trustees called by them. The Trustees may provide, by resolution, the time and place for the holding of special meetings of the Trustees without other notice than such resolution.

Section 5. NOTICE. Notice of any special meeting shall be given by written notice delivered personally, by electronic transmission, by facsimile, by courier or overnight delivery service or mailed to each Trustee at his or her business or residence address. Personally delivered notices, or notices delivered by courier or overnight delivery service shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. Telephone, electronic transmission or facsimile notice shall be given at least 24 hours prior to the meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by courier or overnight delivery service, notice shall be deemed to be given when delivered to the courier or overnight delivery service. Telephone notice shall be deemed given when the Trustee is personally given such notice in a telephone call to which he or she is a party. Electronic transmission and facsimile notice shall be deemed given upon completion of the transmission of the message to the number or e-mail or other electronic address or number given to the Trust by the Trustee and, with respect to a facsimile, confirmation of transmission or receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6. QUORUM. A majority of the Trustees shall constitute a quorum for transaction of business at any meeting of the Trustees, provided that, if less than a majority of such Trustees is present at such meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Declaration of Trust or these Bylaws, the vote of a majority or other percentage of a particular group of Trustees is required for action, a quorum must also include a majority or such other percentage of such group.

The Trustees present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Trustees to leave fewer than required to establish a quorum.

Section 7. VOTING. The action of a majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these

Bylaws. If enough Trustees have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of Trustees necessary to constitute a quorum at such meeting shall be the action of the Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws.

Section 8. TELEPHONE MEETINGS. Trustees may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 9. CONSENT BY TRUSTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each Trustee and is filed with the minutes of proceedings of the Trustees.

Section 10. VACANCIES. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than two Trustees remain). Any vacancy (including a vacancy created by an increase in the number of Trustees) shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the Trustees. Any individual so elected as Trustee shall hold office for the unexpired term of the Trustee he or she is replacing.

Section 11. COMPENSATION. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Trustees, may receive compensation per year and/or per meeting and/or per visit to real property owned or to be acquired by the Trust and for any service or activity they performed or engaged in as Trustees. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Trustees or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.

Section 12. REMOVAL OF TRUSTEES. The shareholders may, at any time, remove any Trustee only in the manner provided in the Declaration of Trust.

Section 13. LOSS OF DEPOSITS. No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.

Section 14. SURETY BONDS. Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 15. RELIANCE. Each Trustee and officer of the Trust shall, in the performance of his or her duties with respect to the Trust, be entitled to rely on any information, opinion,

report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Trust whom the Trustee or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the Trustee or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a Trustee, by a committee of the Trustees on which the Trustee does not serve, as to a matter within its designated authority, if the Trustee reasonably believes the committee to merit confidence.

Section 16. INTERESTED TRUSTEE TRANSACTIONS. Section 2-419 of the Maryland General Corporation Law (the “MGCL”) shall be available for and apply to any contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its Trustees is a trustee or director or has a material financial interest.

Section 17. CERTAIN RIGHTS OF TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS. The Trustees shall have no responsibility to devote their full time to the affairs of the Trust. Any Trustee or officer, employee or agent of the Trust (other than a full-time officer, employee or agent of the Trust), in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar or in addition to those of or relating to the Trust.

Section 18. RATIFICATION. The Trustees or the shareholders may ratify and make binding on the Trust any action or inaction by the Trust or its officers to the extent that the Trustees or the shareholders could have originally authorized the matter. Moreover, any action or inaction questioned in any shareholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Trustee, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Trustees or by the shareholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Trust and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 19.    EMERGENCY PROVISIONS. Notwithstanding any other provision in the Declaration of Trust or these Bylaws, this Section 19 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Trustees under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Trustees, (i) a meeting of the Trustees or a committee thereof may be called by any Trustee or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Trustees during such an Emergency may be given less than 24 hours prior to the meeting to as many Trustees and by such means as may be feasible at the time, including publication, television or radio, and (iii) the number of Trustees necessary to constitute a quorum shall be one-third of the entire Trustees.

ARTICLE IV

COMMITTEES

Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Trustees may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and other committees, composed of one or more Trustees, to serve at the pleasure of the Trustees.

Section 2. POWERS. The Trustees may delegate to committees appointed under Section 1 of this Article any of the powers of the Trustees.

Section 3. MEETINGS. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees.

One-third, but not less than two (if there are two or more members of the committee), of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Trustees may designate a chairman of any committee, and such chairman or any two (if there are two or more members of the committee) members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of such absent or disqualified members.

Each committee shall keep minutes of its proceedings and shall report the same to the Board of Trustees at the next succeeding meeting, and any action by the committee shall be subject to revision and alteration by the Board of Trustees, provided that no rights of third persons shall be affected by any such revision or alteration.

Section 4. TELEPHONE MEETINGS. Members of a committee of the Trustees may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Trustees may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.

Section 6. VACANCIES. Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 1. GENERAL PROVISIONS. The officers of the Trust shall include a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, a chief executive officer, a chief operating officer, a chief financial officer, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. In addition, the Trustees may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Trust shall be elected by the Trustees, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In their discretion, the Trustees may leave unfilled any office except that of president and secretary. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed, with or without cause, by the Trustees if in their judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by delivering his or her resignation to the Trustees, the chairman of the board, the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 3. VACANCIES. A vacancy in any office may be filled by the Trustees for the balance of the term.

Section 4. CHIEF EXECUTIVE OFFICER. The Trustees may designate a chief executive officer. The chief executive officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Trustees, and for the management of the business and affairs of the Trust. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Trustees from time to time.

Section 5. CHIEF OPERATING OFFICER. The Trustees may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Trustees or the chief executive officer.

Section 6. CHIEF FINANCIAL OFFICER. The Trustees may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Trustees or the chief executive officer.

Section 7. CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The Trustees may designate from among its members a chairman of the board and a vice chairman of the board. The chairman of the board shall preside over the meetings of the Trustees. In the absence of the chairman of the board, the vice chairman of the board shall preside at such meetings at which he or she shall be present. The chairman of the board and the vice chairman of the board shall perform such other duties as may be assigned to him or her by the Trustees.

Section 8. PRESIDENT. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Trust. In the absence of a designation of a chief operating officer by the Trustees, the president shall be the chief operating officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Trustees from time to time.

Section 9. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there is more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, chief operating officer, the president or the Trustees. The Trustees may designate one or more vice presidents as executive vice president, senior vice president, or as vice president for particular areas of responsibility.

Section 10. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the shareholders, the Trustees and committees of the Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the chief operating officer, the president or by the Trustees.

Section 11. TREASURER. The treasurer shall have the custody of the funds and securities of the Trust, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust, shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trustees and in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Trustees. In the absence of a designation of a chief financial officer by the Trustees, the treasurer shall be the chief financial officer of the Trust.

The treasurer shall disburse the funds of the Trust as may be ordered by the Trustees, taking proper vouchers for such disbursements, and shall render to the president and Trustees, at the regular meetings of the Trustees or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Trust.

Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Trustees.

Section 13. COMPENSATION. The compensation of the officers shall be fixed from time to time by or under the authority of the Trustees and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Trustee.

ARTICLE VI

CONTRACTS, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by an authorized person shall be valid and binding upon the Trust when duly authorized or ratified by action of the Trustees.

Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the Trustees.

Section 3. DEPOSITS. All funds of the Trust not otherwise employed shall be deposited or invested from time to time to the credit of the Trust as the Trustees, the chief executive officer, the chief financial officer, or any other officer designated by the Trustees may determine.

ARTICLE VII

SHARES

Section 1. CERTIFICATES. Except as may be otherwise provided by the Trustees, shareholders of the Trust are not entitled to certificates representing the shares of beneficial interest held by them. In the event that the Trust issues shares of beneficial interest represented by certificates, such certificates shall be in such form as prescribed by the Trustees or a duly authorized officer, shall contain the statements and information required by the Maryland REIT Law (the “MRL”) and shall be signed by the officers of the Trust in the manner permitted by the MRL. In the event that the Trust issues shares of beneficial interest without certificates, to the extent then required by the MRL, the Trust shall provide to the record holders of such shares a written statement of the information required by the MRL to be included on share certificates. There shall be no differences in the rights and obligations of shareholders based on whether or not their shares are represented by certificates.

Section 2. TRANSFERS. All transfers of shares shall be made on the books of the Trust, by the holder of the shares, in person or by his or her attorney, in such manner as the Trustees or any officer of the Trust may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Trustees that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, to the extent then required by the MRL, the Trust shall provide to record holders of such shares a written statement of the information required by the MRL to be included on share certificates.

The Trust shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of beneficial interest of the Trust will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.

Section 3. REPLACEMENT CERTIFICATE. Any officer of the Trust may direct a new certificate to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such shareholder and the Trustees has determined that such certificates may be issued. Unless otherwise determined by an officer of the Trust, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Trust a bond in such sums as it may direct as indemnity against any claim that may be made against the Trust.

Section 4. FIXING OF RECORD DATE. The Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

When a record date for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned to a date more than 120 days or postponed to a date more than 90 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

Section 5. SHARE LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

Section 6. FRACTIONAL SHARES; ISSUANCE OF UNITS. The Trustees may authorize the Trust to issue fractional shares or authorize the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 1. AUTHORIZATION. Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized by the Trustees, subject to the provisions of law and the Declaration of Trust. Dividends and other distributions may be paid in cash, property or shares of the Trust, subject to the provisions of law and the Declaration of Trust.

Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Trust available for dividends or other distributions such sum or sums as the Trustees may from time to time, in their absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Trustees shall determine and the Trustees may modify or abolish any such reserve.

ARTICLE X

INVESTMENT POLICY

Subject to the provisions of the Declaration of Trust, the Board of Trustees may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as it shall deem appropriate in its sole discretion.

ARTICLE XI

SEAL

Section 1. SEAL. The Trustees may authorize the adoption of a seal by the Trust. The seal shall have inscribed thereon the name of the Trust and the year of its formation. The Trustees may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE XII

INDEMNIFICATION AND ADVANCE OF EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Trustee or officer of the Trust and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a Trustee or officer of the Trust and at the request of the Trust, serves or has served as a Trustee, director, officer, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Declaration of Trust and these Bylaws shall vest immediately upon election of a Trustee or officer. The Trust may, with the approval of its Trustees, provide such indemnification and advance for expenses to an individual who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE XIII

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Declaration of Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE XIV

AMENDMENT OF BYLAWS

The Trustees shall have the power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws; provided, that no amendment or revisions shall be made to clauses (a) or (b) of Article II, Section 8 or to this Article XIV unless such amendment or revision is approved by a vote of the shareholders of the Trust taken in accordance with clause (c) of Article II, Section 8. The shareholders shall also have the power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws by the affirmative vote of a majority of all the votes entitled to be cast on the matter; provided, that the shareholders shall not have the power to amend, alter, revise or supplement this Article XIV in any manner that alters the Trustees’ power to adopt, alter or repeal any provision of these Bylaws or to make new Bylaws.

ARTICLE XV

MISCELLANEOUS

All references to the Declaration of Trust shall include all amendments and supplements thereto and any other documents filed with the State Department of Assessments and Taxation related thereto.